NSAR ITEM 77O

                       VKAC Convertible Securities Fund
                              10f-3 Transactions


UNDERWRITING #   UNDERWRITING             PURCHASED FROM   AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                               PURCHASED

      1          Microsoft Corporation     Goldman, Sachs            6,000         0.055%             12/17/96
      2          National Australia Bank   Merrill Lynch           750,000         1.000%             03/12/97
      3          SBC Communications Inc.   Salomon Brothers         85,000         0.800%             03/20/97
      4          Boston Chicken, Inc.      Merrill Lynch           450,000         0.180%             04/22/97
      5          Houston Industries Inc.   Goldman Sachs            11,250         0.056%             07/09/97
      6          MedPartners, Inc.         Smith Barney             15,000         0.079%             09/15/97
      7          Snyder Communications     Merrill Lynch            57,000         1.267%             09/18/97
      8          China Telecom Limited     Goldman Sachs            22,000         0.017%             10/16/97
      9          EVI, Inc.                 Donaldson, Lufkin &
                                           Jenrette                 15,000         0.214%             10/29/97
     10          Omnicare                  First Boston            850,000         0.283%             12/04/97
     11          Newell Financial Trust    Goldman Sachs            10,000         0.116%             12/08/97


Other Firms participating in Underwriting:

Underwriting for #1
-------------------

Deutsche Morgan Grenfell
Goldman, Sachs & Co.
Salomon Brothers Inc.
Smith Barney Inc.
Alex, Brown & Sons Incorporated
Morgan Stanley & Co. Incorporated
Allen & Company Incorporated
BT Securities Corporation
Bear, Stearns & Co., Inc.
Cowen & Company
Dain Bosworth Incorporated
Dean Witter Reynolds Inc.
Dillon, Read & Co., Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Furman Selz LLC
Edward D. Jones & Co., L.P.
Montgomery Securities
PaineWebber Incorporated
Piper Jaffray Inc.
Prudential Securities Incorporated
Ragen MacKenzie Incorporated
Robertson, Stephens & Company LLC
SoundView Financial Group, Inc.

Underwriting for #2
-------------------

Merrill Lynch, Inc.
Morgan Stanley & Co, Incorporated
Keefe, Bruyette & Woods, Inc.
J.B. Were & Son Inc.
First of Michigan Corporation
Roney & Co., LLC
Utendahl Capital Partners, L.P.

Underwriting for #3
-------------------

Salomon Brothers Inc.
Credit Suisse First Boston Corp.
Bear, Stearns & Co., Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Inc.

Underwriting for #4
-------------------

Merrill Lynch, Inc.
Alex, Brown & Sons, Incorporated
Morgan Stanley & Co., Incorporated

Underwriting for #5
-------------------

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
George K. Baum & Company
CIBC Wood Grundy Securities Corp.
Chase Securities Inc.
EVEREN Securities Inc.
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Inc.
Smith Barney Inc.
Stephens Inc.
Stifel, Nicolaus & Company, Inc.
UBS Securities, LLC
SBC Warburg Inc.

Underwriting for #6
-------------------

Smith Barney Inc.
Credit Suisse First Boston Corp.
Merrill Lynch, Inc.
Montgomery Securities
Morgan Stanley & Co., Inc.
Piper Jaffray Inc.
ABN AMRO Chicago, Corp.
Bear, Stearns, & Co., Inc.
Sanford C. Bernstein & Co., Inc.
Cowen & Company

Underwriting for #6 (con't)
---------------------------

A.G. Edwards & Sons, Inc.
EVEREN Securities Inc.
Lehman Brothers Inc.
Needham & Company Inc.
The Robinson-Humphrey Company, Inc.
Rothschild Inc.
Salomon Brothers Inc.
Sterne, Agee & Leach, Inc.
UBS Securities, LLC
Vector Securities International Inc.
Wasserstein Perella Securities Inc.
Wessels, Arnold & Henderson, LLC

Underwriting for #7
-------------------

Merrill Lynch & Co.
Goldman, Sachs & Co.
Morgan Stanley Dean Witter
Montgomery Securities
Bear, Stearns & Co. Inc.

Underwriting for #8
-------------------

Goldman, Sachs & Co.
China International Capital Corporation
Morgan Stanley & Co. Incorporation
Bear, Stearns & Co., Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Inc.
Credit Suisse First Boston
Prudential Securities Inc.
RBC Dominion Securities Corp.
Salomon Brothers Inc.
Smith Barney, Inc.

Underwriting for #9
-------------------

Sonaldson, Lufkin & Jenrette
Morgan Stanley Dean Witter
Credit Suisse First Boston
Lehman Brothers
Prudential Securities Inc.
Schroder & Co., Inc.

Underwriting for #10
--------------------

Morgan Stanley Dean Witter
Credit Suisse First Boston
Merrill Lynch & Co.
Nationsbanc Montgomery Securities, Inc.
Salomon Smith Barney
William Blair & Company

Underwriting for #11
--------------------

Goldman, Sachs & Co.
Morgan Stanley & Co., Inc.
Robert W. Baird & Co., Inc,
Bear, Stearns & Co., Inc.
Merrill Lynch, Inc.